Exhibit 99.5

DUNE ENERGY, INC.

Nominations and Corporate Governance Committee Charter

Purpose

The Nominations and Corporate Governance Committee (the “Nominations Committee”) of Dune Energy, Inc. (the “Company”) is a standing committee of the Board of Directors. Its primary purposes are to identify individuals qualified to become members of the Board of Directors, and to select or to recommend that the Board of Directors select, the director nominees for election at the Company’s annual meeting or to fill a vacancy on the Board; and to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and to draft and present to the Board of Directors a statement of the Company’s corporate governance guidelines and the Company’s Code of Business Conduct and Ethics.

Organization

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The members of the Nominations Committee shall be appointed annually by the vote of the majority of the Board of Directors. The Board of Directors, by majority vote, may remove any member of the Nominations Committee. Except for the prior resignation or removal, each member of the Nominations Committee shall serve on the Nominations Committee until his or her term of office as a director of the Company expires.

•	The Nominations Committee shall be composed of at least two, but no more than three, Independent directors on the Board.

•	All members of the Nominations Committee must be Independent (as defined in the Company’s Governance Standards for Directors and Committees of the Board).

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In addition to meeting the director qualifications set forth in the Company’s Governance Standards for Directors and Committees of the Board, the members of the Nominations Committee shall demonstrate an understanding of corporate governance matters and the laws, rules and regulations applicable thereto.

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The Nominations Committee is authorized and empowered to retain such independent advisors, including counsel, that the Nominations Committee may deem necessary in order to carry out its responsibilities; compensation for the services of such advisors shall be paid by the Company upon the request of the Nominations Committee.

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The Board of Directors shall appoint on an annual basis one of the members of the Nominations Committee as its Chairman. It is the responsibility of the Chairman to schedule all meetings of the Nominations Committee and provide the Nominations Committee with a written notice and written agenda for all meetings.

•	All notices and minutes of meetings shall be provided to the Company’s management in order for payment of any applicable meeting fees and expenses.

General

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The Nominations Committee shall on an annual basis affirmatively determine by a majority vote of its members those directors that are Independent in accordance with the standards set forth in the Company’s Governance Standards for Directors and Committees of the Board and that each director nominee presents the qualifications necessary to be nominated as a director. Once the Nominations Committee has selected the Slate of Directors, the Nominations Committee will forward the Slate of Directors to the Board of Directors. Each nominee for Director will be placed on the Slate of Directors to be elected by the stockholders at the Company’s annual meeting upon receiving the affirmative vote of a majority of the Board of Directors.

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The Nominations Committee shall be empowered to accept or reject the resignation of a director upon the submission of such resignation pursuant to the Company’s Governance Standards for Directors and Committees of the Board. In the event that the resignation is accepted by the Nominations Committee, the Nominations Committee shall by majority vote determine whether to fill the vacancy and if so, by majority vote forward the name of the nominee to the full Board of Directors for election.

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The Nominations Committee shall develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company. In developing this set of principles or carrying out its other duties, the Nominations Committee is authorized to conduct research into any matters within the Nominations Committee’s scope of responsibilities. The Nominations Committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

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The Nominations Committee shall meet at least once per year or more frequently as circumstances require. The Nominations Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

•	The Nominations Committee shall at least on an annual basis review and update its charter.

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The Board of Director’s criteria for selecting new directors are those set forth in the section entitled “Standards for Director Qualification” of the Company’s Governance Standards for Directors and Committees of the Board.

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The Nominations Committee shall provide oversight of the evaluation of the Board of Directors and management utilizing the Board of Directors’ criteria for directors set forth in the Company’s Governance Standards for Directors and Committees of the Board.

•	The Nominations Committee shall report to the entire Board of Directors and shall provide all notices and minutes of meetings of the Nominations Committee to the Board of Directors.

•	The Nominations Committee shall perform an annual performance evaluation of the Nominations Committee.

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